EXHIBIT 99.1

Varonis Announces Second Quarter 2015 Financial Results

Total Revenues of $29.2 Million, Up 18% Year-Over-Year

NEW YORK, Aug. 6, 2015 (GLOBE NEWSWIRE) -- Varonis Systems, Inc. (Nasdaq:VRNS), the leading provider of software solutions for unstructured, human-generated enterprise data, today announced results for the second quarter ended June 30, 2015.

Yaki Faitelson, Varonis CEO, said, "Our second quarter results reinforce that the underlying fundamentals of the business are healthy, and we effectively executed during the quarter. Most breaches today involve the theft of unstructured data, and it has become increasingly clear that organizations need to modernize their defenses by directly fortifying the controls around assets they need to protect. Varonis' products have a strong track record of helping customers address this growing problem, and companies continue to look to us to help them manage and protect their human-generated data."

Financial Highlights for the Second Quarter Ended June 30, 2015

Revenues:

  Total revenues were $29.2 million, an increase of 18% year-over-year and an increase of 22% on a constant currency basis.
  License revenues were $16.0 million, up 11% compared with the second quarter of 2014.
  Maintenance and services revenues were $13.1 million, up 29% compared with the year-ago period.

Operating Loss:

  GAAP operating loss was ($6.5) million for the quarter, compared to ($4.6) million in the second quarter of 2014.
  Non-GAAP operating loss was ($4.6) million for the quarter, compared to ($3.6) million in the second quarter of 2014.

Net Loss:

  GAAP net loss was ($6.3) million, compared to GAAP net loss of ($4.6) million in the second quarter of 2014.
  GAAP net loss per basic share was ($0.25), compared to GAAP net loss per basic share of ($0.19) in the second quarter of 2014, based on 24.9 million and 24.5 million basic common shares outstanding, respectively.
  Non-GAAP net loss was ($4.4) million, compared to ($3.7) million in the second quarter of 2014.
  Non-GAAP net loss per basic share was ($0.18), compared to ($0.15) in the second quarter of 2014, based on 24.9 million and 24.5 million basic common shares outstanding, respectively.

The tables at the end of this press release include a reconciliation of GAAP to non-GAAP loss from operations and net loss for the three and six months ended June 30, 2015 and 2014. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures."

Balance Sheet and Cash Flow:

  As of June 30, 2015, the Company had $104.9 million in cash and cash equivalents and short-term deposits compared with $111.7 million as of December 31, 2014.
  During the six months ended June 30, 2015, the Company used ($5.4) million in cash for operations compared with ($0.6) million in the prior-year period.

Recent Business Highlights

  For the second quarter of 2015, total revenues in the United States increased 22% over the prior-year period to $18.1 million, total revenues from EMEA increased 21% over the prior-year period to $9.2 million, and total revenues from Rest of World were $1.8 million compared to $2.2 million in the prior-year period.
  Generated 59% of license and first year maintenance revenues from new customers and 41% from existing customers in the second quarter of 2015, compared to 62% and 38%, respectively, in the prior-year period.
  Added 258 new customers during the second quarter of 2015 compared with 206 in the prior-year period.
  Announced the beta availability of its new cloud compatibility with Microsoft Office 365 Services for Enterprise. By supporting Office 365, Varonis continues to raise the bar in enabling organizations of all sizes to analyze, protect, manage and share their rapidly growing volumes of unstructured data regardless of where the data is stored: on premise, in the cloud or in hybrid environments.
  Introduced an "Express" version of its Unstructured Data Risk Assessment, available for certain commonly used environments in any organizations hoping to quantify and prioritize areas where sensitive data is potentially at risk.
  Announced the general availability of version 2.5 of DatAnywhere. With several enhancements to its encryption compatibility and strategic updates to the application structure and interface, DatAnywhere now makes it more secure and intuitive than ever for an organization's employees to update, share and access files from anywhere on any device, without the data leaving the security of the organization's file systems.
  Added to the U.S. Department of Homeland Security's and General Services Administration (GSA) Continuous Diagnostics and Mitigation (CDM) and Continuous Monitoring as a Service (CMaaS) Blanket Purchase Agreement (BPA). Varonis was added to the BPA held by Technica Corporation, one of its solutions partners in the federal government space.

Financial Outlook

For the third quarter of 2015, Varonis expects revenues in the range of $30.2 million to $30.8 million, representing 18% to 21% year-over-year growth. The Company anticipates third quarter 2015 non-GAAP operating loss in the range of ($4.3) million to ($3.7) million and non-GAAP loss per basic share in the range of ($0.18) to ($0.16), based on a tax provision of $100,000 to $300,000 and 24.9 million basic shares outstanding. Expectations of non-GAAP loss from operations and non-GAAP loss per basic share exclude stock-based compensation expense.

For the full year 2015, Varonis continues to expect revenues in the range of $123.6 million to $126.7 million, representing 22% to 25% year-over-year growth. The Company now anticipates full year 2015 non-GAAP operating loss of ($15.0) million to ($13.5) million, and non-GAAP loss per basic share in the range of ($0.65) to ($0.60), based on a tax provision of $650,000 to $850,000 and 24.9 million basic shares outstanding. Expectations of non-GAAP loss from operations and non-GAAP loss per basic share exclude stock-based compensation expense.

Conference Call and Webcast

Varonis will host a conference call today, August 6, 2015, at 5:00 p.m., Eastern Time, to discuss the Company's second quarter 2015 financial results, current financial guidance and other corporate developments. To access this call, dial 888-461-2024 (domestic) or 719-325-2315 (international). The passcode is 7539830. A replay of this conference call will be available through August 13, 2015 at 877-870-5176 (domestic) or 858-384-5517 (international). The replay passcode is 7539830. A live webcast of this conference call will be available on the "Investor Relations" page of the Company's website (www.varonis.com), and a replay will be archived on the website as well.

Non-GAAP Financial Measures

Varonis believes that the use of non-GAAP operating loss and non-GAAP net loss is helpful to our investors. These measures, which the Company refers to as our non-GAAP financial measures, are not prepared in accordance with GAAP.

For the three and six months ended June 30, 2015 and 2014, non-GAAP operating loss is calculated as operating loss excluding stock-based compensation expense.

For the three and six months ended June 30, 2015 and 2014, non-GAAP net loss is calculated as net loss excluding stock-based compensation expense.

Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company's non-cash expense, the Company believes that providing non-GAAP financial measures that exclude stock-based compensation expense allow for more meaningful comparisons between our operating results from period to period. Each of our non-GAAP financial measures is an important tool for financial and operational decision making and for evaluating our own operating results over different periods of time. The non-GAAP financial data are not measures of our financial performance under U.S. GAAP and should not be considered as alternatives to operating loss or net loss or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on our reported financial results. Further, stock-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of the compensation provided to our employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Varonis urges investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measures to evaluate our business.

Forward-Looking Statements

This press release contains, and statements made during the above referenced conference call will contain, "forward-looking" statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including regarding the Company's growth rate and its expectations regarding future revenues, operating income or loss or earnings or loss per share. These statements are not guarantees of future performance, but are based on management's expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: risks associated with anticipated growth in Varonis' addressable market; competitive factors, including increased sales cycle time, changes in the competitive environment, pricing changes and increased competition; the risk that Varonis may not be able to attract or retain employees, including engineers and sales personnel; general economic and industry conditions, including expenditure trends for data governance and data security software; risks associated with the closing of large transactions, including Varonis' ability to close large transactions consistently on a quarterly basis; Varonis' ability to build and expand its direct sales efforts and reseller distribution channels; new product introductions and Varonis' ability to develop and deliver innovative products; risks associated with international operations; and Varonis' ability to provide high-quality service and support offerings. These and other important risk factors are described more fully in Varonis' reports and other documents filed with the Securities and Exchange Commission and could cause actual results to vary from expectations. All information provided in this press release and in the conference call is as of the date hereof, and Varonis undertakes no duty to update or revise this information, whether as a result of new information, new developments or otherwise, except as required by law.

To find out more about Varonis, visit www.varonis.com

About Varonis

Varonis is the leading provider of software solutions for unstructured, human-generated enterprise data. Varonis provides an innovative software platform that allows enterprises to map, analyze, manage and migrate their unstructured data. Varonis specializes in human-generated data, a type of unstructured data that includes an enterprise's spreadsheets, word processing documents, presentations, audio files, video files, emails, text messages and any other data created by employees. This data often contains an enterprise's financial information, product plans, strategic initiatives, intellectual property and numerous other forms of vital information. IT and business personnel deploy Varonis software for a variety of use cases, including data governance, data security, archiving, file synchronization, enhanced mobile data accessibility and information collaboration. As of June 30, 2015, Varonis had approximately 3,750 customers, spanning leading firms in the financial services, public, healthcare, industrial, energy & utilities, technology, consumer and retail, education and media & entertainment sectors.

Varonis Systems, Inc.
Consolidated Statements of Operations
(in thousands, except for share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	Unaudited		Unaudited
Revenues:
Licenses	$16,011	$14,422	$26,169	$22,475
Maintenance and services	13,139	10,194	25,967	19,596
Total revenues	29,150	24,616	52,136	42,071

Cost of revenues	2,863	2,491	5,696	4,533

Gross profit	26,287	22,125	46,440	37,538

Operating costs and expenses:
Research and development	7,799	6,832	15,532	13,271
Sales and marketing	21,264	17,186	41,455	31,427
General and administrative	3,760	2,665	7,540	5,330
Total operating expenses	32,823	26,683	64,527	50,028

Operating loss	(6,536)	(4,558)	(18,087)	(12,490)

Financial income (expenses) and other, net	402	74	(639)	36

Loss before income taxes	(6,134)	(4,484)	(18,726)	(12,454)

Income taxes	(188)	(155)	(266)	(259)

Net loss	$(6,322)	$(4,639)	$(18,992)	$(12,713)

Net loss per share of common stock, basic and diluted	$(0.25)	$(0.19)	$(0.77)	$(0.71)

Weighted average number of shares used in computing net loss per share of common stock, basic and diluted	24,875,227	24,455,259	24,809,006	17,843,306

Stock-based compensation expense for the three and six months ended June 30, 2015 and 2014 is included in the Unaudited Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	Unaudited	Unaudited	Unaudited	Unaudited

Cost of revenues	$111	$46	$202	$66
Research and development	544	272	1,011	471
Sales and marketing	702	519	1,439	859
General and administrative	605	141	995	228
	$1,962	$978	$3,647	$1,624

Varonis Systems, Inc.
Consolidated Balance Sheets
(in thousands)

	June 30,	December 31,
	2015	2014
	Unaudited	Audited
Assets
Current assets:
Cash and cash equivalents	$69,778	$76,593
Short-term deposits	35,102	35,102
Trade receivables, net	28,949	37,869
Prepaid expenses and other current assets	2,768	2,962
Total current assets	136,597	152,526

Long-term assets:
Other assets	570	332
Property and equipment, net	6,426	3,989
Total long-term assets	6,996	4,321

Total assets	$143,593	$156,847

Liabilities and stockholders' equity
Current liabilities:
Trade payables	$2,584	$2,703
Accrued expenses and other liabilities	16,867	16,754
Deferred revenues	33,589	33,753
Total current liabilities	53,040	53,210

Long-term liabilities:
Deferred revenues	3,031	3,464
Severance pay	1,466	1,449
Other liabilities	4,820	3,698
Total long-term liabilities	9,317	8,611

Stockholders' equity:
Common stock	25	25
Accumulated other comprehensive income (loss)	610	(326)
Additional paid-in capital	166,744	162,478
Accumulated deficit	(86,143)	(67,151)
Total stockholders' equity	81,236	95,026
Total liabilities and stockholders' equity	$143,593	$156,847

Varonis Systems, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended June 30,
	2015	2014
	Unaudited	Unaudited
Cash flows from operating activities:
Net loss	(18,992)	(12,713)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	689	534
Stock-based compensation	3,647	1,624
Amortization of deferred charges related to loan	--	31
Capital gain from disposal of fixed assets	(1)	--
Changes in assets and liabilities:
Trade receivables	8,920	9,414
Prepaid expenses and other current assets	1,260	18
Trade payables	(119)	137
Accrued expenses and other liabilities	439	721
Increase in severance pay, net	17	339
Deferred revenues	(597)	(686)
Other long term liabilities	(689)	1
Net cash used in operating activities	(5,426)	(580)

Cash flows from investing activities:
Decrease in short-term deposits	--	4,242
Decrease (increase) in long-term deposits	(65)	46
Decrease (Increase) in restricted cash	(173)	260
Purchase of property and equipment	(1,770)	(1,288)
Net cash provided by (used in) investing activities	(2,008)	3,260

Cash flows from financing activities:
Exercise of employee stock options	619	30
Payment of deferred equity offering costs	--	(662)
Net proceeds from initial public offering	--	108,447
Net cash provided by financing activities	619	107,815

Increase (decrease) in cash and cash equivalents	(6,815)	110,495
Cash and cash equivalents at beginning of period	76,593	9,633
Cash and cash equivalents at end of period	$69,778	$120,128

Varonis Systems, Inc.
Reconciliation of GAAP Measures to non-GAAP
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	Unaudited		Unaudited
Reconciliation to non-GAAP loss from operations:

GAAP operating loss	$(6,536)	$(4,558)	$(18,087)	$(12,490)

Add back:
Stock-based compensation expense	1,962	978	3,647	1,624

Non-GAAP operating loss	$(4,574)	$(3,580)	$(14,440)	$(10,866)

Reconciliation to non-GAAP net loss:

GAAP net loss	$(6,322)	$(4,639)	$(18,992)	$(12,713)

Add back:
Stock-based compensation expense	1,962	978	3,647	1,624

Non-GAAP net loss	$(4,360)	$(3,661)	$(15,345)	$(11,089)

GAAP Weighted average number of common shares outstanding - basic and diluted	24,875,227	24,455,259	24,809,006	17,843,306
Add:
Additional weighted average shares giving effect to initial public offering and conversion of preferred stock at the beginning of the period	--	--	--	6,567,719

Non-GAAP weighted average number of common shares outstanding - basic and diluted	24,875,227	24,455,259	24,809,006	24,411,025

Non-GAAP net loss per common share - basic and diluted	$(0.18)	$(0.15)	$(0.62)	$(0.45)
GAAP net loss per common share - basic and diluted	$(0.25)	$(0.19)	$(0.77)	$(0.71)
CONTACT: Investor Relations Contact:
         Staci Mortenson
         ICR
         646-706-7516
         Email: investors@varonis.com

         News Media Contacts:
         Mark Fredrickson
         CTP
         617-412-4000 x274
         or 978-314-6739
         Email: mfredrickson@ctpboston.com